THE GREATER CHINA FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




February 23, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	The Greater China Fund, Inc. (the "Fund")
File No. 811-06674

Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year period ended December 31, 2006. This Form N-
SAR was filed electronically using the EDGAR System.

Very truly yours,


/s/Deborah A. Docs
Deborah A. Docs
Secretary








This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of February 2007.



	THE GREATER CHINA FUND, INC.



Witness:   /s/Glenda D. Noel			By:	Deborah A. Docs
    Glenda D. Noel				Deborah A. Docs
Secretary









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